Exhibit 10.1

LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (“Agreement”) is made and entered into effective as of the 5th day of June, 2025 (the “Effective Date”) by and among Corps Capital Advisors, LLC, a Texas Limited Liability Company (the “Lender”) and Brand Engagement Network, Inc., a Delaware Corporation. (“Borrower”). Lender and Borrower may be referred to herein as a Party, or, collectively, as the Parties.

A.	The Borrower wishes to obtain from the Lender, a line of credit facility of up to $3,500,000.00 (the “Line of Credit”); and
B.	In full reliance on the representations made by Borrower in this Agreement and the Line of Credit Documents, Lender is willing to extend such financing to Borrower upon the terms, covenants and conditions contained in this Agreement and in the Line of Credit Documents.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement, Borrower and Lender mutually agree as follows:

ARTICLE I

DEFINITIONS

Unless the context clearly indicates otherwise, certain terms used in this Agreement shall have the meanings set forth below:

“Business Day” shall mean any day of the week other than Saturday, Sunday or other day that is recognized as a holiday in the United States of America.

“Default” shall mean the occurrence and continuance of any of the events listed in Sections 6.1 or 6.2 of this Agreement.

“Governmental Authority” shall mean the government of the United States, any state, province or political subdivision thereof, any other foreign country, any multi-national organization or body and any entity exercising executive, judicial, legislative, police, taxing, regulatory or administrative authority or power of any nature.

“Line of Credit” shall mean the financing provided by Lender to Borrower under the terms of this Agreement in the maximum principal amount of $3,500,000.00.

“Line of Credit Documents” shall refer to this Agreement and any other documents necessary ot fulfill the terms of this Agreement. All of the Line of Credit Documents are incorporated herein by reference.

“Material Adverse Event” means any circumstance or event that, individually or collectively with other circumstances or events, may reasonably be expected to have a material adverse effect on the financial condition or Business of the Borrower, as now conducted or as proposed to be conducted.

“Maturity Date” shall mean six months from the Effective Date, being the date that all sums advanced to Borrower shall be due and payable;

“Person” shall mean and includes an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

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ARTICLE II

AMOUNT AND TERMS OF LINE OF CREDIT

2.1 Line of Credit. On the Effective Date, the Lender shall provide the Borrower with a Line of Credit up to the maximum amount of $3,5000,000.00, representing the maximum aggregate amount of the advances of funds from the Line of Credit (each an “Advance”) that may be outstanding and any time under the Line of Credit (the “Principal Indebtedness”), from which Borrower may draw down, at any time and from time to time during the period from and including the date of this Line of Credit through the day immediately preceding the Maturity Date, a principal amount not to exceed at any one time outstanding, as to all such Advances in the aggregate, the Principal Indebtedness. The entire Principal Indebtedness of the Line of Credit shall be due and payable on the earlier to occur of (a) the occurrence and continuation of a Default hereunder, or (b) the Maturity Date (as the same may be extended as herein provided).

2.2 Interest and Structuring Fee. Interest shall be payable on any outstanding Advances at the rate of ten percent (10%) per annum (the “Interest Rate”), payable on the Maturity Date. Interest at the Interest Rate on all outstanding Advances, as well as a $10,000.00 Structuring Fee related to Agreement, shall be payable on the Maturity Date.

2.3 Approval by Special Line of Credit Committee. All Advances made by Lender shall be contingent upon unanimous approval by Borrower’s Special Line of Credit Committee, which Committee is specifically authorized by Borrower’s Board of Directors and which Committee is comprised of Borrower’s Board Member, Thomas Morgan, and Borrower’s CFO, Walid Khiari.

2.4 Borrowing Notice. All Advances shall be made by Lender on a date which shall be not later than five (5) days following written request, and notice of approval by the Special Line Credit Committee, from Borrower.

2.5 Prepayment. Borrower may prepay, in whole or in part, the Principal Indebtedness of the Line of Credit, and all Interest accrued on any outstanding Advances at any time prior to the Maturity Date, without the prior written consent of each of the Lender and without payment of any premium or penalty.

2.6 Extension of Maturity Date. At any time prior to the Maturity Date upon mutual written consent of the Borrower and the Lender, the Maturity Date may be extended for up to an additional six month period, in which case the “Maturity Date” shall mean such later date as is agreed upon by the parties.

ARTICLE III

ADDITIONAL AGREEMENTS OF THE BORROWER

3.1 Conditions Precedent to Disbursement at Closing. Prior to the disbursement of any of the proceeds of the Line of Credit to or for the account of Borrower at closing of the Line of Credit, and as a condition precedent to such disbursement, all of the conditions set forth below must be satisfied as determined by Lender, in Lender’s sole discretion.

(a) Line of Credit Documents. On the Effective Date, the Borrower shall execute and deliver to the Lender, a counterpart of all Line of Credit Documents in favor of the Lender.

(b) Miscellaneous Items. Borrower shall deliver to Lender such other items, documents and evidences pertaining to the Line of Credit as may reasonably be requested by Lender.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 The Borrower does hereby represent and warrant to Lender, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows (provided that any fact or item disclosed with respect to one representation or warranty shall be deemed to be disclosed with respect to each other representations or warranty, but only to the extent that the applicability of such fact or item with respect to such other representation or warranty can reasonably be inferred from the disclosure with respect to such fact or item contained in the disclosure schedules of Borrower):

a) Authority to Execute and Perform Agreements. The Borrower has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and the other Line of Credit Documents and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Line of Credit Documents by the Borrower and the consummation of the transactions contemplated hereby and thereby have been or will be duly and validly authorized by all necessary individual and corporate action, and no other proceedings on the part of Borrower are necessary to authorize this Agreement and the other Line of Credit Documents or to consummate the transactions so contemplated. This Agreement and the other Line of Credit Documents have all been or will be duly executed and delivered and are the valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

b) No Breach. The Borrower’s execution, delivery and performance of this Agreement and the other Line of Credit Documents and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (a) the Borrower’s Memorandum and Articles of Association; (b) any Contract to which the Borrower is a party or by or to which it or any of their assets are bound or subject; or (c) any governmental law or judicial Order against, or binding upon or applicable to Borrower or their assets.

c) No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Borrower in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Borrower or any action taken by Borrower.

d) No Legal Proceedings. As of the date hereof, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or involving the Borrower in any court, or before any arbitrator of any kind, or before or by any governmental body, which have not been disclosed to Lender, or which purports to affect the legality, validity, binding effect or enforceability of this Agreement.

ARTICLE V

COVENANTS

For so long as any principal amount and accrued interest in respect of the Line of Credit remains outstanding, the Borrower covenants and agrees with the Lender as follows:

5.1 Information. Borrower shall furnish to Lender with reasonable promptness such data and information, financial and otherwise, concerning Borrower as from time to time may reasonably be requested by Lender for purposes of administering compliance with the Line of Credit Documents.

5.2 Notice. Borrower shall promptly notify Lender in writing of any of the following:

(a) The existence or occurrence of any event, which with the passage of time, the giving of notice, or both, would constitute a Default under this Agreement or a default under any of the Line of Credit Documents; and,

(b) Any events or changes in the financial condition of Borrower occurring since the date of the last financial statement of Borrower filed with the Securities and Exchange Commission prior to the date of this Agreement, which individually or cumulatively when viewed in light of prior financial statements, may result in a Material Adverse Event in the financial condition of Borrower.

5.3 Compliance with Laws. Borrower shall comply with all local, state and federal laws, except where non-compliance could not reasonably be expected to constitute a Material Adverse Event.

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5.4 Additional Negative Covenants. Borrower shall not, without the prior written consent of Lender, (i) liquidate, dissolve or wind-up the Business and affairs of any of Borrower; (ii) effect any merger or consolidation transaction (other than those previously disclosed to Lender); (iii) sell, lease, transfer, license or otherwise dispose, in a single transaction or series of related transactions, by Borrower of all or substantially all the assets of Borrower; or (iv) consent to any of the foregoing.

ARTICLE VI

DEFAULT; REMEDIES

6.1 Events of Default Not Requiring Notice. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement and the Line of Credit Documents without the requirement of notice from Lender to Borrower:

(a) Nonpayment. The failure of the Borrower to pay when due any principal or interest at the Interest Rate on the Line of Credit or other charge with respect to the Principal Indebtedness, or the amount of any fee or payment required of Borrower under this Agreement or any of the Line of Credit Documents; provided, that Borrower shall have a thirty (30) business day period after which such payment is due in order to cure such breach.

(b) Voluntary Bankruptcy or Insolvency. The occurrence and continuance of any of the following with respect to either Borrower: (1) the filing by it of a petition in bankruptcy or for reorganization or for an arrangement under any bankruptcy or insolvency law or for a receiver or trustee for any of their respective properties; (2) an assignment by it for the benefit of creditors or an admission by any of them, in writing, of an inability to pay their respective debts as they become due; or (3) the entry of a judgment of insolvency against it by any state, provincial or federal court of competent jurisdiction, and any such petition is not dismissed within 60 days after the filing thereof.

6.2 Notice. If any Event of Default shall occur (whether or not any required notice has been given or an applicable grace period has elapsed), Lender shall not be obligated to make any further advances or disbursements until such Event of Default is remedied. Unless otherwise expressly provided by the terms of this Agreement, or the Line of Credit Documents, if an Event of Default shall occur and be continuing, Lender shall give written notice of such occurrence to Borrower as follows:

(a) Monetary Default. In the event of a monetary default for which Borrower is given a cure period, Lender shall give Borrower written notice of the Event of Default and Borrower shall be given an opportunity to cure the default within the applicable cure period.

(b) Nonmonetary Default. In the event of a nonmonetary default for which Borrower is given a cure period, Lender shall give Borrower written notice of the Event of Default and Borrower shall be given an opportunity to cure the default within the applicable cure period. However, if the nonmonetary default cannot reasonably be corrected within the applicable cure period, Borrower shall have an additional thirty (30) days to remedy such nonmonetary default if Borrower notifies Lender of the manner in which the nonmonetary default shall be cured, and if appropriate corrective action is instituted within the initial specified cure period and is diligently pursued thereafter. In the event that correction of the default requires action by a Governmental Authority which cannot reasonably be obtained within an additional twenty (20) days, and Borrower has complied with the conditions of the previous sentence, such twenty (20) day cure period shall be extended to some other reasonable amount of time, so long as the Borrower’ Business is not impaired and continues in the ordinary course until the default is cured.

6.3 Election of Remedies. If an Event of Default shall occur and continue after any required notice and lapse of any applicable grace period, all obligations of Lender under this Agreement and under the Line of Credit Documents shall cease and terminate, and at the election of Lender, the Lender may: (i) declare the outstanding Principal Indebtedness immediately due and payable; (ii) exercise any remedy provided for in the Line of Credit Documents; or (iii) (iv) exercise any other right or remedy available to Lender pursuant to any Line of Credit Document, or as provided at law or in equity.

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6.4 No Remedy Exclusive. No remedy conferred upon or reserved to Lender under this Agreement shall be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Line of Credit Documents, or now or hereafter existing at law or in equity or by statute. No delay or failure to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

6.5 Expenses during Default. Borrower shall pay all of Lender’s reasonable fees and costs incurred in the preparation of this Agreement and any related documents. If this Agreement is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, the Borrower shall pay all reasonable costs of collection including reasonable attorneys’ fees.

ARTICLE VII

MISCELLANEOUS

7.1 Non-Waiver. No disbursement of the proceeds of the Line of Credit shall constitute a waiver of any covenant or condition to be performed by Borrower. In the event Borrower are unable to satisfy any such covenant or condition, Lender shall not be precluded from thereafter declaring such failure to be an Event of Default.

7.2 Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally and may only be modified or amended by an instrument in writing, signed by each of the Lender and the Borrower.

7.3 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Lender and their respective successors and assigns.

7.4 Waivers. The failure by Lender or Borrower at any time or times hereafter to require strict performance by the other of any of the undertakings, agreements or covenants contained in this Agreement shall not waive, affect or diminish any right of Borrower or Lender hereunder to demand strict compliance and performance therewith. Any waiver by Lender of any Event of Default under this Agreement shall not waive or affect any other Event of Default hereunder, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements or covenants of Borrower and Lender under this Agreement shall be deemed to have been waived unless such waiver is evidenced by an instrument in writing signed by the party to be charged specifying such waiver.

7.5 Survival. This Agreement shall survive the disbursement of the proceeds of the Line of Credit, and each and every one of the obligations and undertakings of Borrower and Lender contained herein shall be continuing obligations and undertakings and shall not cease and terminate until all amounts which may accrue pursuant to this Agreement or any of the Line of Credit Documents shall have been fully paid and all obligations and undertakings of Borrower shall have been fully discharged.

7.6 Assignment and Notices.

(a) Neither Borrower nor Lender may assign, in whole or in part, any of their rights or obligations under this Agreement, the Line of Credit Documents or any other agreement or commitment (in addition to this Agreement and the Line of Credit Documents) in existence between Lender on one hand, and Borrower, on the other hand, without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

(b) Except as otherwise provided in this Agreement or in any Line of Credit Document, whenever Lender or Borrower desire to give or serve any notice, demand, request or other communication with respect to this Agreement or any other Line of Credit Document, each such notice shall be in writing and shall be effective only if the notice is delivered by personal service, by nationally-recognized overnight courier or by email, addressed in the same manner as provided in this Agreement. Any notice delivered personally or by courier shall be deemed to have been given when delivered. Any notice sent by email (confirmed orally by telephone, with a copy sent by overnight courier) shall be presumed to have been received on the date transmitted. Any party may change its address by giving notice to the other party of its new address in the manner provided above.

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7.7 Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Agreement.

7.8 No Partnership. Nothing contained in this Agreement, or in any Line of Credit Document shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender, and Lender shall have no right of control or supervision except as Lender may exercise Lender’s rights and remedies provided hereunder and in the Line of Credit Documents.

7.9 Interpretation. Whenever the context shall require, the plural shall include the singular, the whole shall include any part thereof, and any gender shall include both other genders. The article and section headings contained in this Agreement are for purposes of reference only and shall not limit, expand or otherwise affect the construction of any provisions hereof.

7.10 Governing Law. This Agreement and all matters relating hereto shall be governed by, construed and interpreted in accordance with the laws of the state of Delaware without giving effect to principles of conflicts of laws.

7.11 Conflicts. The provisions of this Agreement are not intended to be superseded by the provisions of the Line of Credit Documents executed in conjunction with this Agreement but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and the Line of Credit Documents, it is intended that this Agreement shall control.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

7.13 Attorney Fees. Borrower and Lender agree that should either of them default in any of the covenants or agreements contained in this Agreement or any of the Line of Credit Documents, the defaulting party shall pay all costs and expenses, including reasonable attorney fees and costs, incurred by the non-defaulting party to protect its rights hereunder, regardless of whether an action is commenced or prosecuted to judgment.

7.14 Jury Waiver. EACH BORROWER AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LINE OF CREDIT DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. EACH BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

7.15 Final Expression. THIS AGREEMENT AND THE LINE OF CREDIT DOCUMENTS ARE THE FINAL EXPRESSION OF THE AGREEMENT AND UNDERSTANDING OF LENDER WITH RESPECT TO THE LINE OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

7.16 Digital Signatures. This Agreement and all Line of Credit Documents may be executed by digital signatures and delivered electronically in pdf format, each of which shall be given the same legal weight as though they were ribbon original signatures.

[SIGNATURE PAGE TO FOLLOW]

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Brand Engagement Network, Inc.	Corps Capital Advisors, LLC

Name:	Name:

Title:	Title:

Date:	Date:

Name:

Title:

Date:

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